Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Investors: Elizabeth Corse	Media: Carter Cromley
(703) 667-6984	(703) 667-6000
elizabeth.corse@savvis.net	carter.cromley@savvis.net

SAVVIS REPORTS RECORD QUARTERLY REVENUE

•	Achieved $173.0 million in revenue for second quarter; on track for $700 million in annualized revenue by year end

•	Integration of Cable & Wireless America operations on schedule

ST. LOUIS, MO. – August 4, 2004 – SAVVIS Communications Corporation (NASDAQ: SVVS), a leading global IT utility, announced today that revenue for the second quarter of 2004 totaled $173.0 million, up 187% from $60.4 million in the second quarter of 2003. Results for the 2004 quarter included revenue attributable to the Cable & Wireless America (CWA) assets and customers acquired in March. Compared to the first quarter of 2004, which included one month’s contribution from that asset acquisition, revenue increased 60%.

SAVVIS’ gross margin for the current quarter grew 119% to $43.9 million from $20.0 million in the second quarter of 2003. Sequentially, gross margin grew 47% from $29.9 million in the first quarter of 2004.

SAVVIS’ consolidated net loss for the current quarter was $60.0 million versus $30.1 million for the same quarter last year and $34.2 million in the first quarter of 2004. The second-quarter loss included $17.2 million of costs specifically related to the integration of CWA operations compared to $4.9 million of integration costs in the first quarter of 2004.

Rob McCormick, SAVVIS’ chairman and chief executive officer, said, “Our focused business strategy continues to yield benefits for SAVVIS stockholders. We achieved record revenue in the second quarter, and have completed most of the work necessary to realize our goal of $100 million of synergies with the CWA acquisition. We also recorded strong sales performance in the second quarter. Both our new business success and our solid financial results reflect the successful integration of CWA operations and the industry-leading quality of our combined businesses’ service offerings. The integration is ahead of schedule, delivering on our commitments to our investors and our expanded customer base.”

McCormick continued, “We have much to look forward to in the second half of 2004. Our virtualized utility model, which offers a low-cost, high-performance alternative to traditional models, is generating strong interest from customers and prospects. We’re further strengthening our proven business model as we continue the integration of CWA operations. The SAVVIS team is focused on improving cash flow, and we remain confident in our ability to achieve $700 million of annualized revenue by year end.”

SAVVIS Communications

Second-quarter Financial Results

4 August 2004

Second Quarter

In reporting its financial results for the first two quarters of 2004, SAVVIS has prepared information in two categories to assist investors in analyzing the company’s performance:

•	“Reported” results are in accordance with generally accepted accounting principles (GAAP).

•	“Pro forma” results present the combined results of operations of the existing SAVVIS business and CWA as if the acquisition had occurred as of January 1, 2004, after giving effect to certain adjustments, including depreciation, accretion, interest, the issuance of Series B Convertible Preferred Stock and the issuance of additional debt.

SAVVIS believes that providing pro-forma financial information assists investors and others to compare financial trends of ongoing business activities.

Revenue for the second quarter of 2004 increased 1% from pro forma revenue of $170.6 million in the first quarter. Gross margin grew 11% sequentially on a pro forma basis, from $39.7 million. SAVVIS’ consolidated net loss of $60.0 million was up slightly from a net loss of $59.8 million in the first quarter pro forma, primarily as a result of higher integration-related expenses largely offset by improved adjusted EBITDA.

three months ended:	June 30, 2004	March 31, 2004		June 30, 2003
(US$ millions)	Reported	Pro forma	Reported	Reported
Revenue
Managed IP VPN	$20.8	$19.5	$18.9	$13.5
Hosting	78.4	78.8	32.9	6.8
Other Network Services	30.6	28.2	16.0	4.6
Digital Content Management	12.4	12.4	8.6	—

Total Diversified Revenue	142.2	138.9	76.4	24.9
Reuters and Telerate	30.8	31.7	31.7	35.5

Total Revenue	$173.0	$170.6	$108.1	$60.4

Gross Margin	$43.9	$39.7	$29.9	$20.0
SG&A	$50.4	$54.0	$32.5	$22.0
Adjusted EBITDA	$(6.5)	$(14.6)	$(2.6)	$(2.0)
Net Income (Loss)	$(60.0)	$(59.8)	$(34.2)	$(30.1)

Total revenue for the second quarter increased 187% year-over-year and 60% sequentially, driven by revenue associated with the assets acquired in March. Compared to pro forma revenue in the first quarter, total revenue for the second quarter 2004 increased 1%, primarily reflecting organic growth, largely offset by anticipated changes in the customer base acquired in March.

Diversified Revenue, revenue from all customers except Reuters and Telerate, increased from $24.9 million a year ago to $142.2 million, and grew 86% sequentially, primarily driven by increased hosting revenue as a result of the asset acquisition. Diversified Revenue now represents 82% of total revenue, up from 41% in the second quarter of 2003 and 71% in the first quarter of 2004.

SAVVIS Communications

Second-quarter Financial Results

4 August 2004

Historically, a majority of SAVVIS’ revenue was derived from two clients, Reuters and Telerate. Reflecting SAVVIS’ successful efforts to diversify revenue sources, the percentage share of total revenue from these two customers has been declining consistently since 2001. Following the acquisition of CWA assets, that contribution is 18% of total revenue for the second quarter of 2004. In the second quarter, revenue from these two customers declined 13% year over year and 3% sequentially.

Gross margin, defined as revenue less data communications and operations expenses, was $43.9 million in the current quarter, versus $20.0 million in the second quarter of 2003 and $29.9 million in the first quarter of 2004. As a percentage of revenues, gross margin was 25% in the current quarter, compared to 23% in the first quarter on a pro forma basis and 28% as reported. Gross margin was 33% of revenue in the second quarter of 2003.

Sales, general, and administrative expenses (“SG&A”) for the quarter were $50.4 million as compared to $22.0 million for the same period last year and $32.5 million in the first quarter of 2004. As a percentage of revenues, SG&A was 29% in the current quarter versus 32% in the first quarter on a pro forma basis and 30% as reported. SG&A was 37% of revenue in the second quarter of 2003.

Net cash used by operating activities in the current quarter was $25.8 million, which included cash payments of $21.9 million of acquisition and integration-related costs, compared to net cash generated by operating activities of $4.4 million a year ago and $2.5 million in the first quarter of 2004. The balance sheet and cash position remain in line with management expectations, with $75.3 million in cash on the balance sheet at June 30, 2004, and Days Sales Outstanding (“DSO”) below 30 days.

SAVVIS currently plans to incur less than $10 million of integration expenses over the remainder of 2004, for total integration expense in the year of approximately $25-30 million. Management currently expects that non-recurring cash payments for the acquisition and integration costs will total $40-45 million in 2004. Acquisition and integration-related costs include contractual costs as a result of the purchase agreement, rationalization and migration off of rejected vendor circuits, and staff reduction costs, including retention bonuses and severance expenses. Many of these initial expenses will result in long-term cost savings.

Jeff Von Deylen, SAVVIS’ chief financial officer, said “SAVVIS has achieved solid financial results in the quarter and for the year to date. As we continue the integration of the CWA assets, we remain focused on delivering the acquisition’s financial benefits to our stockholders. We are well on our way to our goals of approximately $100 million of annualized savings by the fourth quarter. Our cash position remains adequate to fund operations through the end of this year, when we plan to return to the positive cash flow we achieved prior to the acquisition.”

SAVVIS Communications

Second-quarter Financial Results

4 August 2004

Year-to-date Results

For the first half of 2004, SAVVIS’ total revenue grew 143%, to $281.1 million, compared to the first half of 2003. Strong hosting revenue, reflecting the asset acquisition in March 2004, drove the growth. Gross margin for the first half of 2004 was $73.8 million, up 92% from $38.5 million a year earlier. Net loss was $94.2 million in the first half of 2004, which included $22.1 million of integration costs specifically related to the acquisition of CWA assets, compared to a net loss of $54.6 million in the first half of 2003.

Operational Highlights

•	SAVVIS installed new business, from both new and existing customers, representing annualized revenue of approximately $37 million.

•	New customers signed include enterprises such as Panera, LLC, and Virgin Entertainment Group, North America.

•	SAVVIS expanded relationships with existing customers including C-SPAN, Deluxe Laboratories, and Lehman Brothers.

•	SAVVIS continues to migrate existing customers and sign new ones, including Innovest Systems, LLC, a New York-based financial technology firm specializing in trust accounting and reporting services, to its virtualized services delivery platform. The platform integrates network, hosting, storage, and computer architectures to deliver industry-first virtualized managed utility services.

Financial Highlights

•	Second quarter revenue of $173.0 million (highest in the company’s history); on track for $700 million of annualized revenue by year-end.

•	Groundwork laid to achieve $100 million in integration-related annual cost savings

•	Third consecutive quarter of record revenue.

•	Continued strong growth in Diversified Revenue; now 82% of total revenue

•	Project positive adjusted EBITDA in third quarter, positive cash flow by year end

Investor Conference Call

SAVVIS will webcast an investor conference call today, August 4, 2004, at 9:00 am EDT. Both the webcast and supporting presentation will be available at www.savvis.net, under “Presentations” on the Investor Relations page. The conference call will also be available via telephone, at +1 610-769-3888 or 888-405-4399 (US and Canada only), under the password “SAVVIS NEWS.” A replay of the call will be available from approximately noon on August 4, on the website for one year and via telephone, at +1 402-998-0899 or 800-846-4265 (US and Canada only) for ten business days.

SAVVIS Communications

Second-quarter Financial Results

4 August 2004

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from SAVVIS’ expectations. Certain factors that could adversely affect actual results are set forth as risk factors described in SAVVIS’ SEC reports and filings, including its annual report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission on February 24, 2004, and all subsequent filings. The forward-looking statements contained in this document speak only as of the date of publication, August 4, 2004, and the company will not undertake efforts to revise those forward-looking statements to reflect events after this date.

About SAVVIS

SAVVIS Communications (NASDAQ: SVVS) is a global IT utility that leads the industry in delivering secure, reliable, and scalable hosting, network, and application services. SAVVIS’ strategic approach combines the use of virtualization technology, a utility services model, and automated software management and provisioning systems. This allows customers to focus on their core business while SAVVIS ensures the quality of their IT infrastructure. With its recent acquisition of the assets of Cable & Wireless America, SAVVIS becomes one of the world’s largest providers of IP network and hosting services. For more information about SAVVIS, visit www.savvis.net. For more information about end-to-end media services from SAVVIS’ WAM!NET division, visit www.wamnet.com.

SAVVIS Communications Corporation

Condensed Consolidated Statements of Operations

(dollars in thousands, except share and per share amounts)

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2004		2003		2004		2003
TOTAL REVENUES (1)	$172,991		$60,350		$281,126		$115,551

Data communications and operations expenses (2)	129,079		40,330		207,286		77,062

GROSS MARGIN	43,912		20,020		73,840		38,489
Gross margin percentage of revenue		25%		33%		26%		33%

Sales, general, and administrative expenses	50,402		22,028		82,917		44,565
Integration costs	17,165		—		22,071		—
Depreciation, amortization, and accretion	19,069		15,400		31,045		31,147
Restructuring charges	—		7,903		—		7,903
Non-cash equity-based compensation	3,943		2,667		10,781		5,324

TOTAL OTHER OPERATING EXPENSES	90,579		47,998		146,814		88,939

LOSS FROM OPERATIONS	(46,667)		(27,978)		(72,974)		(50,450)

NON-OPERATING EXPENSE:
Net interest expense and other	(13,341)		(2,145)		(21,262)		(4,123)

NET LOSS	(60,008)		(30,123)		(94,236)		(54,573)

Accreted and deemed dividend on preferred stock	(9,175)		(8,210)		(18,101)		(16,190)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(69,183)		$(38,333)		$(112,337)		$(70,763)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (3)	109,445,460		93,840,625		105,854,476		93,803,553

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.63)		$(0.41)		$(1.06)		$(0.75)

(1)	Includes $19,723 and $39,736 from affiliates for the three and six months ended June 30, 2004, respectively, and $20,896 and $41,764 from affiliates for the three and six months ended June 30, 2003, respectively.
(2)	Exclusive of depreciation shown separately below.
(3)	As the effects of including the incremental shares associated with options, warrants, convertible Series A Preferred Stock, and convertible Series B Preferred Stock are antidilutive, they are not included in the weighted average common shares outstanding.

SAVVIS Communications Corporation

Condensed Consolidated Balance Sheets

(dollars in thousands)

	June 30, 2004	December 31, 2003
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$75,299	$28,173
Trade accounts receivable, net	44,855	11,305
Prepaid expenses and other current assets	22,372	5,149

TOTAL CURRENT ASSETS	142,526	44,627

Property and equipment, net	289,772	59,357
Restricted cash	6,968	7,843
Intangibles, net and other non-current assets	30,627	12,796

TOTAL ASSETS	$469,893	$124,623

LIABILITIES AND STOCKHOLDERS’ EQUITY / (DEFICIT)

CURRENT LIABILITIES:
Payables and other accrued expenses	$60,094	$26,771
Current portion of capital lease obligations	1,180	315
Other accrued liabilities	85,258	22,629

TOTAL CURRENT LIABILITIES	146,532	49,715

Capital lease obligations, net of current portion	115,078	56,587
Long-term debt	148,630	—
Other accrued liabilities	75,994	19,248

TOTAL LIABILITIES	486,234	125,550

STOCKHOLDERS’ EQUITY / (DEFICIT)
Series A Preferred stock	256,975	243,334
Series B Preferred stock	66	—
Common stock	1,097	965
Additional paid-in capital	394,890	330,890
Accumulated deficit	(666,701)	(572,465)
Deferred compensation	(853)	(1,438)
Treasury stock, at cost	(16)	(16)
Accumulated other comprehensive loss:
Cumulative foreign currency translation adjustment	(1,799)	(2,197)

TOTAL STOCKHOLDERS’ EQUITY / (DEFICIT)	(16,341)	(927)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY / (DEFICIT)	$469,893	$124,623

SAVVIS Communications Corporation

Condensed Consolidated Statements of Cash Flows

(dollars in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2004	2003	2004	2003
OPERATING ACTIVITIES:
Net loss	$(60,008)	$(30,123)	$(94,236)	$(54,573)
Reconciliation of net loss to net cash provided by / (used in) operating activities:
Accrued interest	13,572	1,887	21,802	3,629
Depreciation, amortization, and accretion	19,069	15,400	31,045	31,147
Restructuring charges	—	7,903	—	7,903
Non-cash equity-based compensation	3,943	2,667	10,781	5,324
Net changes in operating assets and liabilities:
Trade accounts receivable	(2,527)	6,527	(10,749)	7,099
Prepaid expenses and other current assets	1,906	234	1,180	(610)
Other non-current assets	(224)	505	243	911
Accounts payable	1,999	216	10,055	(2,710)
Other accrued liabilities	(3,496)	(837)	6,597	(861)

Net cash provided by / (used in) operating activities	(25,766)	4,379	(23,282)	(2,741)

INVESTING ACTIVITIES:
Capital expenditures	(8,934)	(5,848)	(14,921)	(8,813)
Acquisition, net of cash received	—	—	(117,136)	—
Proceeds from sale of acquired assets	2,078		2,078

Net cash used in investing activities	(6,856)	(5,848)	(129,979)	(8,813)

FINANCING ACTIVITIES:
Payments under capital lease obligations	(1,619)	(722)	(1,838)	(1,297)
Issuance of subordinated debt	—	—	200,000	—
Deferred subordinated debt issuance costs	—	—	(625)	—
Other	1,349	641	2,779	641

Net cash provided by / (used in) financing activities	(270)	(81)	200,316	(656)

Effect of exchange rate changes on cash and cash equivalents	(38)	(282)	71	(264)

NET INCREASE / (DECREASE) IN CASH AND CASH EQUIVALENTS	(32,930)	(1,832)	47,126	(12,474)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	108,229	21,517	28,173	32,159

CASH AND CASH EQUIVALENTS, END OF PERIOD	$75,299	$19,685	$75,299	$19,685

SAVVIS Communications Corporation

Selected Condensed Consolidated Financial Information

(dollars in thousands, except share amounts)

	For the Three Months Ended
	Reported SAVVIS Communications Corporation	Pro Forma SAVVIS Communications Corporation (1)	Reported SAVVIS Communications Corporation	Reported SAVVIS Communications Corporation
	June 30, 2004	March 31, 2004	March 31, 2004	June 30, 2003
Revenues by customer:
Diversified revenues
Managed IP VPN	$20,803	$19,516	$18,952	$13,487
Hosting	78,341	78,781	32,893	6,818
Other Network Services	30,592	28,239	15,989	4,585
Digital Content Management	12,415	12,364	8,559	—

Subtotal	$142,151	$138,900	$76,393	$24,890

Reuters and Telerate	30,840	31,742	31,742	35,460

Total revenues	$172,991	$170,642	$108,135	$60,350

EBITDA reconciliation:
Loss from operations	$(46,667)	$(45,998)	$(26,307)	$(27,978)

Integration costs	17,165	4,906	4,906	—
Restructuring charges	—	—	—	7,903
Depreciation, amortization, and accretion	19,069	19,614	11,976	15,400
Non-cash equity based compensation	3,943	6,838	6,838	2,667

Adjusted EBITDA (2)	$(6,490)	$(14,640)	$(2,587)	$(2,008)

Diluted common shares:
Common shares outstanding	109,635,714		109,137,532	94,028,655
Series B Preferred Stock on an as converted basis	65,528,860		65,528,860	—

Total common shares outstanding on an as converted basis	175,164,574		174,666,392	94,028,655

Series A Preferred Stock on an as converted basis	346,654,779		336,967,562	310,364,780
Warrants and options outstanding (treasury method)	28,562,076		33,673,004	2,105,547

Diluted common shares on an as converted basis	550,381,429		545,306,958	406,498,982

(1)	Summarizes the combined results of operations of SAVVIS Communications Corporation and Cable & Wireless America, on a pro forma basis, as though the companies had been combined as of the beginning of the three month period presented. This pro forma financial information is presented for informational purposes only and is not necessarily indicative of the results of operations that would have been achieved had the acquisition taken place at the beginning of the three month period presented.

(2)	“Adjusted EBITDA” is loss from operations before depreciation, amortization, accretion, non-cash equity-based compensation, and integration costs. We have included information concerning adjusted EBITDA because our management believes that in our industry such information is a relevant measurement of a company’s financial performance and liquidity. The calculation of adjusted EBITDA is not specified by accounting principles generally accepted in the United States of America. Our calculation of adjusted EBITDA may not be comparable to similarly titled measures of other companies.